UNITED STATES63
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant To Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland	52-1889548
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 220 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, $0.01 par value	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [  ]
Securities Act registration statement file number to which this form relates:  None.
Securities to be registered pursuant to Section 12(g) of the Act:  None

EXPLANATORY NOTE
Condor Hospitality Trust, Inc., a Maryland corporation (the "Registrant") is filing this Form 8-A in connection with the transfer of the listing of its common stock, par value $0.01 per share (the "Common Stock"), from the NASDAQ Capital Market to the NYSE MKT.
Item 1.  Description of Registrant's Securities to be Registered.
The description of the Common Stock to be registered hereunder included under the heading "Description of Capital Stock" in the Registrant's prospectus ("Prospectus") filed with the Securities and Exchange Commission, on March 27, 2017 by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to Registrant's Registration Statement on Form S-11 (File No. 333-213080), is incorporated herein by reference. In addition, information relating to the Common Stock under the heading "Material Provisions of Maryland Law, Our Articles of Incorporation and Bylaws" in the Prospectus is also incorporated herein by reference.
Item 2.  Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A because no other securities of the Registrant are registered on the NYSE MKT and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 18, 2017	By: /s/ Jonathan J. Gantt
Name: Jonathan J. Gantt
Title: Senior Vice President and Chief Financial Officer